Exhibit 10.2
March 31, 2020

Steven B. Treadwell
12173 S. Tallkid Court
Parker, CO 80138

Separation Agreement
Dear Steve:
Thank you for your service to National Storage Affiliates Trust (the "Company"). The terms of your employment have been governed by the employment agreement dated as of April 28, 2015 (as amended on March 29, 2018) entered into by you and the Company (the "Employment Agreement"). This agreement, when fully executed, will constitute the separation agreement ("Separation Agreement" or "Agreement") between you and the Company concerning the terms of your separation from employment with the Company. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Employment Agreement.
1.Termination of Employment. You hereby voluntarily resign from your employment with the Company and its affiliates, effective as of March 31, 2020 (the "Separation Date"). You hereby resign from all directorships, officerships and other positions with the Company and its subsidiaries and affiliates, effective as of the Separation Date. You shall sign all appropriate documentation, if any, prepared by the Company in connection with your termination or to otherwise evidence or confirm the terms hereof.
2.Benefits. Provided that you execute this Agreement within twenty-one (21) days following the Separation Date and do not revoke it, and subject to your continued compliance with the terms of this Agreement (including, but not limited to, Sections 5, 6 and 13 hereof), the Company will, in lieu of, and in complete satisfaction of, any rights you may have under or with respect to the Employment Agreement, the National Storage Affiliates Trust 2015 Equity Incentive Plan (the "Plan") or otherwise, provide you with your Accrued Obligations through the Separation Date (the "Severance Benefits") within 30 days following the Separation Date.
3.Company Property. If you have any Company property in your possession, you shall return it to the Company on or before the Separation Date. Company property includes, among other items, work product, electronic devices and other physical property of the Company. This includes equipment, supplies, keys and key cards, security items, credit cards, passwords, electronic devices, laptop computers, tablets, iPads, cellular phones and Blackberry devices. You must also return all originals and any copies of Company records, regardless of form (physical, electronic or otherwise). This includes, among other items, any disks, files, documents, notebooks, etc. that you have personally generated or maintained with respect to the Company's business, as well as any Company records in your possession or control. In addition, you and the Company agree to cooperate in good faith in identifying, providing you access to and appropriately segregating property belonging to you and currently maintained at the Company.
4.General Release. In exchange for the Severance Benefits, which you acknowledge equal or exceed any amounts to which you otherwise may be entitled under the Employment Agreement, the Plan, the Company's policies and practices or applicable law, you and your representatives completely release from, and agree to not file, cause to be filed or pursue against, the Company, its affiliated, related, parent or subsidiary companies, and its and their respective present and former directors, officers, trustees and employees (the “Released Parties”) all claims, complaints, grievances, causes of action, or charges of any kind, known and unknown, asserted or unasserted, contingent or otherwise (“Claims”), which you may now have or have ever had against any of them arising on or prior to the date of this Agreement (“Released Claims”). Released Claims include, but are not limited to:
•all Claims arising from your employment with the Company and the termination of that employment, including Claims with respect to the Employment Agreement, the Plan, or any other agreement you entered into with the Company or for wrongful termination or retaliation;

•all Claims related to your compensation or benefits from the Released Parties, including salary, wages, bonuses, commissions, incentive compensation, profit sharing, retirement benefits, paid time off, vacation, sick leave, leaves of absence, expense reimbursements, equity, severance pay, and fringe benefits;
•all Claims for breach of contract, breach of quasi-contract, promissory estoppel, detrimental reliance, and breach of the implied covenant of good faith and fair dealing;
•all tort Claims, including Claims for fraud, defamation, slander, libel, negligent or intentional infliction of emotional distress, personal injury, negligence, compensatory or punitive damages, negligent or intentional misrepresentation, and discharge in violation of public policy;
•all federal, state, and local statutory Claims, including Claims for discrimination, harassment, retaliation, attorneys’ fees, medical expenses, experts’ fees, costs and disbursements; and
•any other Claims of any kind whatsoever, from the beginning of time until the date you sign this Agreement, in each case whether based on contract, tort, statute, local ordinance, regulation or any comparable law in any jurisdiction.
By way of example and not in limitation, Released Claims include any Claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Civil Rights Act of 1991; the Civil Rights Acts of 1866 and/or 1871, 42 U.S.C. Section 1981; the Americans with Disabilities Act, 42 U.S.C. 12101 et seq.; the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq.; the Family Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq.; and the federal Worker Adjustment Retraining Notification Act (“WARN Act”), 29 U.S.C. § 2102 et seq. The Parties intend for this release to be enforced to the fullest extent permitted by law. YOU UNDERSTAND AND AGREE THAT THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL CLAIMS.
You represent that you have not initiated, filed, or caused to be filed and agree not to initiate, file or cause to be filed any Released Claims against any Released Parties with respect to any aspect of your employment by or termination from employment with the Company or with respect to any other Released Claim. You expressly covenant and warrant that you have not assigned or transferred to any person or entity any portion of any Released Claims that are waived, released and/or discharged herein. If you nonetheless file, cause to be filed, or pursue any Released Claims against one or more Released Party, you will pay to each such Released Party any costs or expenses (including attorneys’ fees and court costs) incurred by such Released Party in connection with such action, claim or suit.
In this paragraph, we provide you with specific information required under the ADEA. You acknowledge that you have received and reviewed any and all information required, if any, by the ADEA/Older Workers Benefit Protection Act pertaining to your termination from the Company. You agree that your release of claims in this Agreement includes a knowing and voluntary waiver of any rights you may have under the ADEA. You acknowledge that you have been given an opportunity to consider for twenty-one (21) days the terms of this Agreement, although you may sign beforehand, and that you are advised by the Company to consult with an attorney. You further understand that you can revoke this Agreement by delivering a written notice of revocation within seven (7) days of signing this Agreement, but that you will not be eligible for any Severance Benefits if you revoke this Agreement. You acknowledge and agree that for the revocation to be effective, the written notice must be received by the Company's Chief Executive Officer no later than the close of business (5:00 p.m. Mountain Time) on the seventh (7th) day after you sign this Agreement. This Agreement will become effective and enforceable on the eighth (8th) day following your execution of this Agreement, provided you have not exercised your right, as described herein, to revoke this Agreement. You further agree that any change to this Agreement, whether material or immaterial, will not restart the twenty-one (21) day review period.
Notwithstanding the foregoing, the parties acknowledge and agree that you are not waiving or being required to waive (1) any right that cannot be waived as a matter of law, (2) rights for indemnification under U.S. and non-U.S. federal and state laws, (3) rights for indemnification under any contract or agreement with the Company that provides for indemnification or under the Company’s by-laws or under any insurance policies of the Company or its or their affiliates, (4) rights to any vested benefits or pension funds; and (5) rights to seek worker’s compensation or unemployment insurance benefits, subject to the terms and conditions thereof.
Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prohibit or interfere with your exercising protected rights, including rights under the National Labor Relations Act; filing a charge with the Equal Employment Opportunity Commission or OSHA; reporting possible violations of law to or participating in an investigation by any federal, state or local government agency or commission such as the National Labor Relations Board, the Department of Labor or the Securities and Exchange Commission. You do, however, waive any right to receive any monetary award or benefit resulting from such a charge, report, or investigation related to any Released Claims, except that you may receive and fully retain a monetary award from a government-administered whistle-blower award program.
You are hereby notified that 18 U.S.C. § 1833(b) states as follows: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, notwithstanding any other provision of this Agreement to the contrary, you have the right to (1) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of the law or (2) disclose trade secrets in a document filed in a lawsuit or other proceeding so long as that filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).
You agree to maintain this Agreement and its contents in the strictest confidence and agree that you will not disclose the terms of this Agreement to any third party without the prior written consent of the Company, unless and to the extent otherwise required by law or in connection with enforcing this Agreement, except you may inform your legal and financial advisors and any subsequent prospective employer provided you have advised such attorney or financial advisor or subsequent prospective employer to maintain the confidentiality of this Agreement and its contents and you remain responsible for maintaining the confidentiality of such information. If you are obligated under law to disclose the contents of this Agreement you agree, to the extent possible, to provide the Company at least five (5) days prior written notice of such obligation.
Finally, by your signature below, you acknowledge each of the following: (a) that you have read this Agreement or have been afforded every opportunity to do so; (b) that you are fully aware of the Agreement’s contents and legal effect; and (c) that you have voluntarily chosen to enter into this Agreement, without duress or coercion, economic or otherwise, and based upon your own judgment and not in reliance upon any promises made by the Company other than those contained in this Agreement.
5. Continued Assistance. You will cooperate with and assist the Company and its representatives and attorneys as requested by the Company, including, but not limited to, with respect to any audit, investigation, litigation, arbitration, dispute resolution, or any business matter for which the Company believes you have knowledge or documentation. Such cooperation and assistance may include being available for interviews, depositions and/or testimony in regard to any matters in which you are or have been involved or with respect to which you have relevant information. The Company will reimburse you for reasonable expenses you may incur for travel in connection with this obligation to assist the Company.
6. Future Activities.
(a) You will not be employed or otherwise act as an expert witness or consultant or in any similar capacity in any litigation, arbitration, regulatory or agency hearing or other adversarial or investigatory proceeding involving the Company or its affiliates. In addition, at no time in the future will you voluntarily have any contact with any current or former employees of the Company or its affiliates for purposes of soliciting, advising about or discussing their participation or potential participation in any litigation, arbitration, regulatory or agency hearing or other adversarial or investigatory proceeding involving the Company or its affiliates. Nothing in this Agreement shall prevent you from responding truthfully to informal or formal requests for information from governmental authorities or your taking any actions provided for in the preceding sentence in connection with any litigation asserted against the Company and/or you. You shall promptly notify the Company of any such requests.
(b) At all times after the Separation Date, you shall keep secret and retain in strictest confidence, and shall not use for your benefit or the benefit of others, all non-public confidential matters relating to the Company's business and the business of any of its affiliates, learned by the you directly or indirectly from the Company or any of its affiliates (the "Confidential Company Information"), and shall not disclose such Confidential Company Information to anyone without the Board's express written consent and except for Confidential Company Information which is at the time of receipt or thereafter becomes publicly known through no wrongful act of your own or is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement or which is independently developed or obtained by you without reliance upon any confidential information of the Company or use of any Company resources. Notwithstanding anything in this agreement to the contrary, you may disclose Confidential Company Information where you are required to do so by law, regulation, court order, subpoena, summons or other valid legal process; provided, that your first (i) promptly notify the Company, (ii) use commercially reasonable efforts to consult with the Company with respect to and in advance of the disclosure thereof, and (iii) reasonably cooperate with the Company to narrow the scope of the disclosure required to be made, in each case, solely at the Company’s expense.
(c) During the twelve-month period immediately following the Separation Date, you shall not (and shall cause your affiliates not to), without the Company's prior written consent, directly or indirectly, whether for your own account or for the account of any other person, firm, corporation or other business organization (i) solicit or encourage to leave the employment or other service of the Company or any of its subsidiaries, any person or entity who is or was during the twelve-month period preceding your termination of employment, an employee, agent or independent contractor of the Company or any of its subsidiaries, or (ii) solicit for a competing business or intentionally interfere with the Company's or any of its subsidiaries’ relationship with, or endeavor to entice away from the Company for a competing business, any person who is or was during the twelve-month period preceding your termination of employment, a customer, client, agent, or independent contractor of the Company or any of its subsidiaries.
(d) The parties hereto acknowledge and agree that any breach of any of the provisions of this Section 6 or any subparts thereof (individually or collectively, the "Restrictive Covenants") may result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the either party breaches, or threatens to commit a breach of, any of the provisions of Section 6 or any subpart thereof, the other party and its affiliates, in addition to, and not in lieu of, any other rights and remedies available to the other party and its affiliates under law or in equity (including, without limitation, the recovery of damages), shall have the right and remedy to seek to have the Restrictive Covenants or other obligations herein specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.
(e) You agree that the provisions of Section 6 of this Agreement and each subsection thereof are reasonably necessary for the protection of the Company’s legitimate business interests and if enforced, will not prevent you from obtaining gainful employment after your employment with the Company ends. You agree that in any action seeking specific performance or other equitable relief, you will not assert or contend that any of the provisions of this Section 6 are unreasonable or otherwise unenforceable as drafted. The existence of any claim or cause of action by you, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants.
(f) You acknowledge and agree that (i) you have had an opportunity to seek advice of counsel in connection with this Agreement and (ii) the Restrictive Covenants are reasonable in scope and in all other respects as drafted. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

(g) If any court or other decision-maker of competent jurisdiction determines that any Restrictive Covenant contained in this Agreement is unenforceable because of the duration or scope of such provision, then the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.
(h) The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants set forth in this Section 6 upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of breadth of scope or otherwise it is the intention of the parties that such determination not bar or in any way affect the Company's right, or the right of any of its affiliates, to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction's being, for this purpose, severable, diverse and independent covenants, subject, where appropriate, to the doctrine of res judicata. The parties hereby agree to waive any right to a trial by jury for any and all disputes hereunder (whether or not relating to the Restricted Covenants).
7. No Admission/Offer of Compromise. The Company is not hereby admitting liability or responsibility for any past due wages or other consideration. Any alleged responsibility or liability on the part of the Company has been and continues to be denied. In addition, this Agreement constitutes an offer of compromise pursuant to the applicable rules of evidence.
8. Governing Law and Venue. To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of Maryland, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this provision to the substantive law of another jurisdiction. The Company and you agree that all disputes arising in connection with this Agreement shall be submitted to arbitration in Denver, Colorado in accordance with Colorado law and the employment arbitration rules and procedures of the American Arbitration Association, before an arbitrator experienced in employment disputes who is licensed to practice law in the State of Colorado. The determination of the arbitrator shall be conclusive and binding on you and the Company (or its affiliates, where applicable) and judgment may be entered on the arbitrator(s)' award in any court having jurisdiction. The arbitration shall be held in Denver, Colorado.
9. Severability. If any portion, provision or part of this Agreement is held, determined or adjudicated to be invalid, unenforceable or void for any reason whatsoever, each such portion, provision or part shall be severed from the remaining portions, provisions or parts of this Agreement and shall not affect the validity or enforceability of such remaining portions, provisions or parts.
10. Entire Agreement. This Agreement constitutes the entire agreement between you and the Company with respect to your separation from employment. There are no other agreements, written or oral, expressed or implied, between the parties hereto, concerning the subject matter hereof, except the agreements set forth in this Agreement. Except as set forth in Section 6 of this Agreement, this Agreement supersedes the Employment Agreement.
11. Section 409A Compliance. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Internal Revenue Code (the "Code"), and this Agreement shall be construed and applied in a manner consistent with this intent.
12. Withholding. All payments made to you pursuant to this Agreement are subject to all applicable federal, state and local tax and other withholdings required by law. You acknowledge and agree that all taxes imposed on you by reason of the payments and benefits hereunder are your sole responsibility and the Company is in no way indemnifying you or holding you harmless in respect of any such taxes. The Company shall not be liable to you (or any other individual claiming a benefit through you) for any tax, interest, or penalties you may owe as a result of compensation paid under this Agreement, and the Company shall have no obligation to indemnify or otherwise protect you from the obligation to pay any taxes.

13. Mutual Non-Disparagement. Neither you nor the Company will at any time in the future make any statement disparaging the other, or the Company's affiliates, or any of their respective officers, trustees, directors, employees, participating regional operators, or other service providers, or any product or service offered by the Company or any of its affiliates. Nothing contained in this Section 13 is intended to prevent you from testifying truthfully in any legal proceeding.
14. Headings. The headings used herein are for the convenience of reference only and do not constitute part of this Agreement. The headings shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.
15. Counterparts. This Agreement may be executed in one or more counterparts, including emailed or telecopied facsimiles, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

We wish you every success in your future endeavors.

Sincerely,

National Storage Affiliates Trust

By: /s/ Tamara D. Fischer
Name: Tamara D. Fischer
Title: Chief Executive Officer

By signing below, I acknowledge that I have been given the opportunity to review this Agreement carefully; that I have read this Agreement and understand the terms of the Agreement; and that I voluntarily agree to them.

ACCEPTED AND AGREED TO BY:

/s/ Steven B. Treadwell 3/28/20
STEVEN B. TREADWELL Date